Exhibit 99.3

FORGENT NETWORKS, INC..

INTRODUCTION TO FORGENT NETWORKS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Amounts in thousands, except per share data)

On October 5, 2007, Forgent acquired all of the outstanding capital stock of iSarla Inc., a Delaware corporation and application service provider that offers on-demand workforce management solutions that help simplify the Human Resource process and improve employee productivity by managing and communicating human resources, employee benefits and payroll information. iSarla Inc. conducts its business under the trade name “iEmployee” and provides hosted application services, including Time & Attendance, Timesheets, Human Resource Benefits, Expenses and other solutions.  iEmployee is a profitable business with a high percentage of recurring revenues and delivers its software as a service under the “SaaS” model.  The acquisition expands Forgent’s current target markets, significantly augments the Company’s product and service offerings to customers, and increases revenues from its software and services segment considerably.  Due to these factors, the Company purchased the iEmployee business at a premium (i.e. goodwill) over the fair value of the net assets acquired.

In consideration for the acquisition, Forgent paid approximately $12,661 including $6,602 in cash, 5,095 shares of its Common Stock, valued at approximately $4,987 and transaction cost of approximately $1,072.  The shares of Common Stock issued were valued based upon the price of $0.98 when the number of shares to be issued became fixed.  Upon closing, $990 in cash and 764 shares totaling $748 of the purchase price were held in escrow for representations and warranties.  The purchase agreement did not include provisions for any other contingent payments, options or commitments.  As a result of the acquisition, iEmployee’s results of operations since October 5, 2007 have been included in the Company’s Consolidated Statement of Operations for the three months ended October 31, 2007.

The business combination was accounted for under Financial Accounting Standard Board (“FASB”) Statement No. 141, “Business Combinations.”  The application of purchase accounting under Statement No. 141 requires the total purchase price to be allocated to the fair value of assets acquired and liabilities assumed based on their fair values at the acquisition date, with amounts exceeding fair value being recorded as goodwill.  The Company is currently in the process of assessing and finalizing the fair value of the assets acquired and the liabilities assumed.  The following table summarizes the preliminary estimated fair values of the assets and liabilities assumed (in thousands):

Assets Acquired
Cash	$460
Short-term investments	526
Accounts receivable	577
Prepaid assets	96
Fixed assets	416
Other assets	22
Goodwill	6,993
Customer relationships (8 year useful life)	3,905
Purchased software (5 years useful life)	880
Trade names (5 years useful life)	279
Non-compete agreements (4 year useful life)	145
Total assets acquired	14,299

Liabilities assumed
Accounts payable	(1,099)
Accrued compensation and benefits	(110)
Accrued other liabilities	(33)
Deferred revenue	(396)
Total liabilities assumed	(1,638)

Net assets acquired	$12,661

The following unaudited pro forma condensed combined statements of operations, and notes thereto, assume that the Acquisition occurred at the beginning of the periods presented.  The unaudited pro forma condensed combined financial information is derived from, and should be read in conjunction with, the consolidated financial statements of Forgent Networks and iEmployee for the years ended July 31, 2007 and December 31, 2006 respectively, and the unaudited interim consolidated financial statements of Forgent Networks for the three months ended October 31, 2007 which includes the activity of iEmployee after the acquisition date of October 5,2007. Certain amounts in the iEmployee historical financial statements have been reclassified to conform to classifications used by Forgent Networks, Inc.

The following pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of (i) the results of operations and financial position that would have been achieved had the Acquisition taken place on the dates indicated or (ii) the future operations of the combined company. The following information should be relied on only for the limited purpose of presenting what the results of operations and financial position of the combined businesses of Forgent Networks and iEmployee might have looked like had the Acquisition taken place at an earlier date.

Unaudited Pro Forma Statement of Operations

(Amounts in thousands, except per share data)

	Forgent Twelve Months Ended 7/31/07	iSarla Twelve Months Ended 7/31/07	Pro Forma Combined Adjustments		Pro Forma Combined
Revenues
Software & service	$4,245	5,140			$9,385
Intellectual property licensing	36,162	0			36,162
Total Revenues	40,407	5,140			45,547

Cost of Sales
Software & service	962	2,439	176	(a)	3,577
Intellectual property licensing	18,270	0			18,270
Total Cost of Sales	19,232	2,439	176		21,847

Gross Margin	21,175	2,701	(176)		23,700

Operating Expense
Selling, general and administrative expenses	12,008	1,989			13,997
Research and development	611	0			611
Amortization of intangibles	4	40	580	(a)	624
Total Operating Expenses	12,623	2,029	580		15,232

Income (Loss) from Operations	8,552	672	(756)		8,468

Other Income and (Expenses)
Interest income (expenses)	981	(1)			980
Other income (expenses)	2,809	69			2,878
Total Other Income and (Expense)	3,790	68			3,858

Income (Loss) From Operations, Before Income Taxes	12,342	740	(756)		12,326
Provision for income taxes	(94)	(23)			(117)
Net Income (Loss)	$12,248	717	(756)		$12,209

Net income per common share:
Basic	$0.48				$0.40
Diluted	$0.47				$0.39

Weighted-average common shares outstanding:
Basic	25,515		5,095	(b)	30,610
Diluted	26,049		5,095	(b)	31,144

(The accompanying notes are an integral part of the Pro Forma consolidated financial information)

Unaudited Pro Forma Statement of Operations

(Amounts in thousands, except per share data)

	Forgent Three Months Ended 10/31/07	iSarla Three Months Ended 10/31/07	Pro Forma Combined Adjustments		Pro Forma Combined
Revenues
Software & service	$1,875	1,013			$2,888
Intellectual property licensing	0	0			0
Total Revenues	1,875	1,013			2,888

Cost of Sales
Software & service	330	446	32	(a)	808
Intellectual property licensing	0	0			0
Total Cost of Sales	330	446	32		808

Gross Margin	1,545	567	(32)		2,080

Operating Expense
Selling, general and administrative expenses	2,440	420			2,860
Research and development	291	0			291
Amortization of Intangibles	36	7	104	(a)	147
Total Operating Expenses	2,767	427	104		3,298

(Loss) Income from Operations	(1,222)	140	(136)		(1,218)

Other Income and (Expenses)
Interest	338	0			338
Other income (expenses)	(20)	6			(14)
Total Other Income and (Expense)	318	6			324

(Loss) Income From Operations, Before Income Taxes	(904)	146	(136)		(894)
Provision for income taxes	(14)	(1)			(15)
Net (Loss) Income	$(918)	145	(136)		$(909)

Net (Loss) income per common share:
Basic	$(0.03)				$(0.03)
Diluted	$(0.03)				$(0.03)

Weighted-average common shares outstanding:
Basic	27,094		3,655	(b)	30,749
Diluted	27,094		3,655	(b)	30,749

(The accompanying notes are an integral part of the Pro Forma consolidated financial information)

FORGENT NETWORKS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF INCOME FOR TWELVE MONTHS ENDED 7/31/07
AND THREE MONTHS ENDED 10/31/07

(Amounts in thousands, except per share data)

(a)          Reflects adjustments to the historical intangible amortization expense resulting from the effects of the preliminary purchase price associated with the acquisition of iSarla.  The final allocation of the actual purchase price is subject to the final valuation of the acquired assets, but that allocation is not expected to differ materially from the preliminary allocation presented in this pro forma condensed combined financial information.

(b)         Adjustment to reflect weighted average shares outstanding for the periods presented as if the acquisition occurred at the beginning of the period.